EXHIBIT 99.1 - PRESS RELEASE

SpaceDev Adds Curt Blake to Board of Directors

POWAY, Calif. - September 6, 2000 - SpaceDev, Inc. (OTCBB:SPDV), the world's first publicly traded commercial space exploration and development company, today announced that Mr. Curt Blake of the Seattle area has been added to SpaceDev's Board of Directors. Mr. Blake joins Dr. Wesley T. Huntress, former head of NASA's Office of Space Sciences and now laboratory Director of the Carnegie Institute of Washington, DC, as an independent director on SpaceDev's Board.

Mr. Blake brings to the SpaceDev Board years of top-level experience in rapid growth, high-tech media-related companies. Mr. Blake's strengths include media deal negotiation, corporate strategy, intellectual property rights, mergers and acquisitions and public company legal experience.

"We are very excited that Curt has joined our Board of Directors," said Jim Benson, Chairman and CEO of SpaceDev. "We are striving to put together a "Great Group" of stellar people which can far exceed expectations of ordinary groups. Success requires talent, and we are lucky in being able to attract top talent to SpaceDev. Curt is top talent, and I believe SpaceDev will greatly profit from his expert advice and assistance."

"I am honored to accept this appointment to the SpaceDev Board," said Mr. Blake. "I have long been interested in space exploration, and to be able to assist an innovative young company that brings a pragmatic and profit driven mindset to this new field is very exciting."

As the COO of the Starwave Corporation from 1993 until 1999, Mr. Blake managed business development, finance, legal and business affairs, and operations for the world's most successful collection of content sites on the Internet. He developed business strategies, financial models, and structured and negotiated venture agreements for Starwave's flagship site, ESPN Sportszone, at that time the highest traffic destination site on the Internet. He also developed and negotiated venture agreements with the NBA, NFL, Outside Magazine and NASCAR to create sites around these brands. Mr. Blake negotiated sale of controlling interest in Starwave Corporation to Disney/ABC (NYSE:DIS).

Prior to Starwave, Mr. Blake worked at Corbis, where he led the acquisitions and licensing effort to fulfill Bill Gates' vision of creating the largest taxonomic database of digital images in the world. Mr. Blake acted as General Counsel to Aldus Corporation (now NASDAQ:ADBE) from 1989 to 1992, where he was responsible for all legal matters of the $125 million public corporation and its subsidiaries. Prior to that, Mr. Blake was an attorney at Shidler, McBroom, Gates and Lucas, during which time he was assigned for five years as onsite counsel to the Microsoft Corporation (Nasdaq:MSFT) where he was primarily responsible for the domestic OEM/Product Support and Systems Software divisions, in addition to licensing, software acquisition and joint venture agreements for certain products. He frequently addressed issues relating to anti-trust, intellectual property, and international trade regulations law.

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About SpaceDev. SpaceDev offers low-cost commercial missions and spacecraft for earth and lunar orbiters, Mars orbiters and probe carriers, and asteroid rendezvous and landers. We believe SpaceDev's sale of turnkey, fixed-price, commercial space products is a leading edge innovation for the space industry. SpaceDev offers fixed-price package delivery for science instruments and technology demonstrations into earth orbit and deep space and to other planetary bodies. SpaceDev and The Boeing Company (NYSE: BA), announced this year that they have teamed together to investigate opportunities of mutual strategic interest in the commercial deep-space arena, including a variety of small, low-cost, private deep-space mission initiatives formulated by SpaceDev. Established in 1997, SpaceDev (http://www.spacedev.com) is the world's first publicly traded commercial space exploration and development company. SpaceDev's offices are located near San Diego in Poway, California.

For More information, contact Jim Benson - 858.375.2020

This news release may contain forward-looking statements concerning the Company's business and future prospects and other similar statements that do not concern matters of historical fact. Forward-looking statements relating to product development, business prospects and development of a commercial market for technological advances are based on the Company's current expectations. The Company's current expectations are subject to all of the uncertainties and risks customarily associated with new business ventures including, but not limited to, market conditions, successful product development and acceptance, competition and overall economic conditions, as well as the risk of adverse regulatory
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